EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

Name:      William W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Argonaut Group, Inc. (AGII)

Date of Earliest Transaction Required

 to be Reported    July 16, 2007

07/17/07 1:59 PM  Draft

07/17/07 1:59 PM  Draft